EXHIBIT 23.1


            Consent of Deloitte & Touche LLP , Independent Auditors


       We consent to the incorporation by reference in this Registration Statement of E*TRADE Group, Inc. on Form S-8 of our report dated October 19, 2000, appearing in the Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended September 30, 2000.


/s/ Deloitte & Touche LLP


January 29, 2002
San Jose, California